Exhibit 10.48

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

THIRD AMENDMENT TO COLLABORATION AND LICENSE AGREEMENTS

This Amendment to Collaboration and License Agreements (the “Amendment”) is entered into on November 7, 2011 (the “Amendment Effective Date”) between AFFYMAX, INC., a Delaware corporation, with its principal place of business at 4001 Miranda Avenue, Palo Alto, CA  94304, U.S.A. (“Affymax”), and TAKEDA PHARMACEUTICAL COMPANY LIMITED, a company incorporated under the laws of Japan, with its principal place of business at 1-1, Doshomachi 4-chome, Chuo-ku, Osaka, 540-8645, Japan (“Takeda”).

RECITALS

WHEREAS, Affymax and Takeda have entered into a certain Collaboration and License Agreement dated as of February 13, 2006, under which Affymax has granted Takeda a certain right and license for the development and commercialization in Japan of Affymax’s proprietary pegylated dipeptide drug candidate designated by Affymax as Hematide™ (as amended by the First Amendment, dated April 1, 2007 and the Second Amendment, dated January 1, 2008, the “Japan Agreement”);

WHEREAS, Affymax and Takeda have also entered into another Collaboration and License Agreement dated as of June 27, 2006, under which Affymax has granted Takeda a certain right and license for the development and commercialization of the same drug candidate worldwide outside Japan (as amended by the First Amendment, dated April 1, 2007 and the Second Amendment, dated January 1, 2008, the “Global Agreement”; together with the Japan Agreement, the “Agreements”);

WHEREAS, Affymax and Johnson & Johnson and its affiliates (expressly including, but not limited to, Johnson & Johnson Pharmaceutical Research and Development, LLC, Ortho-McNeil-Janssen Pharmaceuticals, Inc., Ortho-McNeil Pharmaceuticals, LLC, Ortho-McNeil Pharmaceutical, Inc., Ortho Pharmaceutical Corporation, R.W. Johnson Pharmaceutical Research Institute, and Janssen Biotech, Inc.) (collectively, “Ortho”) are entering into concurrently herewith a settlement agreement, whereby Ortho covenants not to sue Affymax with respect to activities constituting the making, having made, importing, using, selling, and offering for sale throughout the world of peginesatide (formerly known as Hematide),and grants Affymax a license to make, have made, import, use, sell, and offer for sale throughout the world peginesatide (and with respect to the peginesatide component of all products containing peginesatide), under any and all rights in the Arbitration Patents (as defined therein) in exchange for certain financial commitments (the “Settlement Agreement”), attached hereto as Exhibit A; and

WHEREAS, Affymax and Takeda would like to amend the Agreements to modify the ongoing financial commitments of the Parties in light of the Settlement Agreement.

NOW THEREFORE, in consideration of the foregoing premises and mutual promises, covenants and conditions contained in this Amendment, the Parties agree as follows:

1.              Settlement Agreement Acknowledgement.  Takeda expressly acknowledges all provisions and, as a sublicensee of Affymax under the Agreements, shall have the benefits set forth in the Settlement Agreement.  Takeda shall comply with the provisions of the Settlement Agreement to the extent applicable to its activities as sublicensee of Affymax under the Agreements; provided, however, Takeda shall have no payment obligations under the Settlement Agreement.  Takeda’s sole obligation to make any payments with respect to the Settlement Agreement are set forth exclusively in this Third Amendment.

2.              Addition of New Section 8.2(b) of the Global Agreement.  The Parties hereby agree to append, at the end of Section 8.2 of the Global Agreement, new Section 8.2(b) as follows:

8.2(b)     Notwithstanding Sections 9.13 and 9.6(d) (and Section 8.6(b) related thereto) of this Agreement and Section 8.4 and 9.6 of the Japan Agreement and as the allocation between the Parties with respect to payments due or otherwise payable under such provisions with respect to the Ortho Patents, as a result of Affymax’s financial obligations pursuant to the Settlement Agreement, the Parties agree that Takeda shall make the following non-refundable, non-creditable milestone payments to Affymax once and only once based on the first achievement of each milestone event in the Licensed Territory for the Product as set forth in this Section 8.2(b).  For clarity, the milestone payments set forth in this Section 8.2(b) shall be in addition to the other milestone payments in Section 8.2. Specifically, Takeda shall pay to Affymax the amounts set forth below within thirty (30) days after the first achievement of the corresponding milestone event with respect to the Product.  Each such payment shall be made by wire transfer of immediately available funds into an account designated by Affymax.

Milestone Event	Milestone Payment
[ * ]:
[ * ]	$	[ * ]
[ * ]	$	[ * ]
Upon the [ * ](1)	$	[ * ]
Total Milestone Payments under 8.2(b)	$	[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(1) For purposes of this milestone event, [ * ].

3.              Acknowledgement and Reports. The Parties acknowledge and agree that the payments pursuant to the Settlement Agreement including the royalties thereunder shall be the sole responsibility of Affymax; provided, however, that (1) Takeda covenants and agrees to make timely payments as required under the Agreements, as amended, and (2) Affymax shall utilize any amounts received from Takeda under the Agreements, as amended, to first make payments to Ortho required under the Settlement Agreement if then due to Ortho before utilizing such amounts for any other purpose.  In the event that Affymax requires additional information within the Royalty Territory (e.g. breakdown of royalty calculations for certain territories) from Takeda other than as set forth in Section 8.5(c) in order to calculate or fulfill its obligations to Ortho under the Settlement Agreement, Takeda shall reasonably cooperate with Affymax in that regard.

4.              Patent Challenges.  During the term of the Agreements, as amended, Takeda, as sublicensee of Affymax, agrees not to initiate, assert or assist in any further challenge to the patentability, validity, and enforceability of the Arbitration Patents (as defined in the Settlement Agreement), including all challenges to the continued prosecution of the Arbitration Patents in any patent office anywhere in the world

.

5.              Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Upon execution and delivery of this Amendment, each of the Japan Agreement and Global Agreement shall be deemed amended as though effective separately for each.

6.              Continuing Effect.  Other than as set forth in this Amendment, all of the terms and conditions of the Japan Agreement and Global Agreement, respectively, shall continue in full force and effect.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreements, as applicable.

7.              Severability.  If any provision of this Amendment or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Amendment which can be given effect without the invalid provisions or application, and to this end the provisions of this Amendment are declared to be severable.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have executed this Amendment in duplicate originals by their duly authorized officers as of the Amendment Effective Date.

TAKEDA PHARMACEUTICAL COMPANY LIMITED		AFFYMAX, INC.

By:	/s/ Yoichi Okumura	By:	/s/ John Orwin
Name:	Yoichi Okumura	Name:	John Orwin
Title:	General Manager	Title:	CEO
Intellectual Property Department

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

SETTLEMENT AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.